                                                                    EXHIBIT 23.1

                   Consent of Independent Public Accountants

  As independent public accountants, we hereby consent to the use of our reports (and to all references to our Firm) included in or made a part of this registration statement.

                              ARTHUR ANDERSEN
                              Wirtshaftsprufungsgesellschaft
                              Steuerberatungsgesellschaft mbH

                              Nendza                 Bolash
                              Wirtshaftsprufer       Certified Public Accountant

Hamburg, Germany

March 29, 2000